UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

HighCape Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 Fifth Avenue, 21st Floor

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 793-3510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CAPAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CAPA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CAPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On February 18, 2021, HighCape Capital Acquisition Corp. (“HighCape” or the “Company”), entered into a business combination agreement, by and among HighCape, Tenet Merger Sub, Inc., a wholly owned subsidiary of HighCape (“Merger Sub”), and Quantum-SI Incorporated (“Quantum-SI”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The business combination was unanimously approved by HighCape’s board of directors on February 18, 2021. If the Business Combination Agreement is approved by HighCape’s stockholders and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Quantum-SI (the “Merger”), with Quantum-SI surviving the Merger as a wholly owned subsidiary of HighCape. In addition, upon the effectiveness of the Proposed Charter (as defined below), HighCape will be renamed Quantum-SI Incorporated and is referred to herein as “New Quantum-SI” following the consummation of the transactions described below (collectively, the “Business Combination”).

The Business Combination

The Business Combination Agreement provides for, among other things, the following: (i) (a) on the closing date of the Business Combination (the “Closing Date”), HighCape will file the proposed amended and restated certificate of incorporation to be adopted by HighCape stockholders pursuant to the Business Combination Agreement (the “Proposed Charter”) with the Secretary of State of the State of Delaware, such Proposed Charter to be effective simultaneous with the effective time of the Merger (the “Effective Time”) and (b) as a consequence of adopting the Proposed Charter, at the Effective Time, the governing documents of HighCape will be amended and restated and become the Proposed Charter and the bylaws of New Quantum-SI to be adopted pursuant to the Business Combination Agreement, and HighCape’s name will be changed to “Quantum-SI Incorporated”; (ii) the parties to the Business Combination Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into Quantum-SI at the Effective Time, with Quantum-SI as the surviving corporation in the Business Combination and, after giving effect to the Merger, Quantum-SI will be a wholly-owned subsidiary of HighCape; (iii) as a consequence of the Merger, at the Effective Time, the governing documents of Quantum-SI will be the governing documents of the surviving company; (iv) as a consequence of the Merger, at the Effective Time, the directors and officers of Quantum-SI as of immediately prior to the Effective Time will be the initial directors and officers of the surviving corporation, each to hold office in accordance with the governing documents of the surviving company, until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal; and (v) as a consequence of adopting the Proposed Charter, New Quantum-SI will adopt a dual class structure, comprised of New Quantum-SI Class A common stock, which will carry one vote per share, and New Quantum-SI Class B common stock, which will carry 20 votes per share. The New Quantum-SI Class B common stock will have the same economic terms as the New Quantum-SI Class A common stock, but will be subject to a “sunset” provision if Dr. Jonathan M. Rothberg, the founder and Chairman of Quantum-SI (“Dr. Rothberg”), and other permitted holders of New Quantum-SI Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of New Quantum-SI Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the New Quantum-SI Class B common stock) collectively held by Dr. Rothberg and permitted transferees of New Quantum-SI Class B common stock as of the Effective Time.

Effect of the Business Combination on Existing HighCape Equity

As a consequence of the Business Combination, each of the holders of HighCape Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will automatically receive, on a one-for-one basis, shares of New Quantum-SI Class A common stock in accordance with the terms of the Current Charter. The Business Combination will have no effect on the HighCape Class A common stock that is issued and outstanding as of immediately prior to the Effective Time, which will continue to remain outstanding.

Consideration to Quantum-SI Equityholders in the Business Combination

As a consequence of the Merger, at the Effective Time, (i) each share of Quantum-SI capital stock (other than shares of Quantum-SI Series A preferred stock) issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class A common stock equal to the Exchange Ratio (defined below), rounded down to the nearest whole number of shares; (ii) each share of Quantum-SI Series A preferred stock issued and outstanding as of immediately prior to the Effective Time will become the right to receive a number of shares of New Quantum-SI Class B common stock equal to the Exchange Ratio, rounded down to the nearest whole number of shares; (iii) each option to purchase shares of Quantum-SI common stock, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Quantum-SI Class A common stock equal to the number of shares of Quantum-SI common stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent; and (iv) each Quantum-SI restricted stock unit outstanding immediately prior to the Effective Time will be assumed by New Quantum-SI and will automatically become a restricted stock unit with respect to a number of shares of New Quantum-SI Class A common stock, rounded to the nearest whole share, equal to the number of shares of Quantum-SI common stock subject to such Quantum-SI restricted stock unit immediately prior to the Effective Time multiplied by the Exchange Ratio. “Exchange Ratio” means the quotient resulting by dividing (x) $810,000,000 plus the excess of Quantum-SI cash over Quantum-SI debt as of immediately prior to the Effective Time plus the excess of certain Company expenses in connection with the Business Combination over $8,025,000 by (y) the number of issued and outstanding shares of Quantum-SI as of immediately prior to the Effective Time plus the number of issued vested Quantum-SI options at such time (where such number of vested options is calculated on net basis).

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. HighCape has also agreed to take all action within its power as may be necessary or appropriate such that, immediately after the Effective Time, (i) the New Quantum-SI board of directors will consist of seven directors, (ii) the members of the board of directors of New Quantum-SI will include one individual designated by HighCape, which individual shall be Kevin Rakin, one individual designated by Foresite Capital Management, LLC (“Foresite”), which individual shall be Jim Tananbaum, MD, and five individuals designated by Quantum-SI, which individuals shall be designated by Dr. Rothberg, pursuant to the Business Combination Agreement; (iii) the members of the New Quantum-SI Compensation Committee, Audit Committee and Nominating Committee will be the individuals designated to such roles by Quantum-SI and HighCape pursuant to the Business Combination Agreement, and (iv) the individuals identified by Quantum-SI pursuant to the Business Combination Agreement will become the officers of New Quantum-SI. In addition, HighCape has agreed to assume Quantum-SI’s existing equity incentive plan and to adopt an equity incentive plan, as described in the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligations of HighCape and Quantum-SI to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of HighCape’s stockholders, (iii) the approval of Quantum-SI’s stockholders and (iv) after giving effect to the transactions contemplated by the Business Combination agreement, including the PIPE Financing (as defined below), HighCape having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) remaining immediately after the Effective Time.

In addition, the obligation of Quantum-SI to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the aggregate cash proceeds available for release from HighCape’s trust account (after giving effect to any redemptions of public shares, if any), together with the proceeds from the PIPE Financing, equaling no less than $160,000,000, (ii) the approval by the Nasdaq of HighCape’s initial listing application in connection with the Business Combination and (iii) the New Quantum-SI board of directors consisting of the number of directors, and comprising the individuals, as contemplated by the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination (the “Closing”), including, but not limited to, (i) by the mutual written consent of HighCape and Quantum-SI, (ii) by HighCape, subject to certain exceptions, if any of the representations or warranties of Quantum-SI are not true and correct or if Quantum-SI fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of HighCape could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) August 17, 2021 (the “Termination Date”); (iii) by Quantum-SI, subject to certain exceptions, if any of the representations or warranties made by the HighCape and Merger Sub (together, the “HighCape Parties”) are not true and correct or if any HighCape Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of Quantum-SI could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) the Termination Date; (iv) by either HighCape or Quantum-SI, if the transactions contemplated by the Business Combination Agreement have not been consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement; (v) by either HighCape or Quantum-SI, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action has become final and nonappealable; (vi) by either HighCape or Quantum-SI, if the approval of the required transaction proposals is not obtained at the special meeting of HighCape stockholders called to consider matters related to the Business Combination (the “Special Meeting”) (including any adjournment thereof); and (vii) by HighCape, if Quantum-SI does not deliver, or cause to be delivered to HighCape, a written consent of the Quantum-SI stockholders approving the Business Combination Agreement, the related documents and the transactions contemplated thereby (including the Business Combination), duly executed by the Quantum-SI stockholders required to approve and adopt such matters (the “Quantum-SI Stockholder Written Consent”) or the Quantum-SI Transaction Support Agreement (as defined below) when required under the Business Combination Agreement.

The Business Combination is expected to close in the second quarter of 2021, following the receipt of the required approval by HighCape’s stockholders and the fulfillment of other customary closing conditions.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. HighCape does not believe that these schedules contain information that is material to an investment decision.

PIPE Investor Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, HighCape has entered into the subscription agreements, dated as of February 18, 2021 (the “PIPE Investor Subscription Agreements”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and HighCape has agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 42,500,000 shares of HighCape Class A common stock at a price of $10.00 per share (the “PIPE Financing”), for aggregate gross proceeds of $425,000,000. As a consequence of the Business Combination, as of the Closing, each of the holders of shares of HighCape Class A common stock issued pursuant to the PIPE Investor Subscription Agreements will automatically hold, on a one-for-one basis, shares of New Quantum-SI Class A common stock. The shares of HighCape Class A common stock to be issued pursuant to the PIPE Investor Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. HighCape will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

The foregoing description of the PIPE Investor Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of PIPE Investor Subscription Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein.

Subscription Agreement

Concurrently with the execution of the Business Combination Agreement, HighCape has entered into the subscription agreements, dated as of February 18, 2021 (the “Subscription Agreements”), with certain affiliates of Foresite (the “Foresite Funds”), pursuant to which the Foresite Funds will be issued 696,250 shares of HighCape Class A common stock at a price of $0.001 per share for aggregate gross proceeds of $696.25 after a corresponding number of shares of HighCape Class B Common Stock are irrevocably forfeited by the Sponsor (as defined below) to HighCape for no consideration and automatically cancelled. As a consequence of the Business Combination, as of the Closing, each of the Foresite Funds holding shares of HighCape Class A common stock issued pursuant to the Subscription Agreements will automatically hold, on a one-for-one basis, shares of New Quantum-SI Class A common stock. The shares of HighCape Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. HighCape will grant the Foresite Funds certain registration rights with respect to the shares of HighCape Class A common stock issued pursuant to the Subscription Agreements. The subscription by the Foresite Funds for the shares of HighCape Class A common stock pursuant to the Subscription Agreements is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, HighCape Capital Acquisition LLC (the “Sponsor”), the Other Class B Stockholders that signatories thereto, Deerfield Partners, L.P., HighCape and Quantum-SI entered into a sponsor letter agreement, dated as of February 18, 2021 (the “Sponsor Letter Agreement”), pursuant to which the Sponsor and each other holder of HighCape Class B common stock and/or HighCape Class A common stock that is a signatory thereon has agreed to, among other things, (i) vote in favor of the transaction proposals (including the proposal to approve the Business Combination Agreement and the related transactions contemplated therein) at the Special Meeting, (ii) be bound by and subject to certain other covenants and agreements of the Business Combination Agreement, as if they were directly party thereto, (iii) if they are holders of HighCape Class B Common Stock, waive any adjustment to the conversion ratio set forth in the governing documents of HighCape or any other anti-dilution or similar protection with respect to the HighCape Class B common stock (whether resulting from the transactions contemplated by the Business Combination Agreement, the PIPE Subscription Agreements, the Subscription Agreements or otherwise), (iv) not redeem or otherwise exercise any right to redeem any of his, her or its HighCape equity securities in connection with the Business Combination; and (v) be bound by certain transfer restrictions with respect to his, her or its HighCape equity securities prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions and exclusions set forth in the Sponsor Letter Agreement. In addition, the Sponsor has agreed pursuant to the Sponsor Letter Agreement that as of immediately prior to, and subject to the consummation of, the Closing, 696,250 shares of HighCape Class B Common Stock shall be automatically and irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of HighCape common stock is incorporated by reference herein. The shares of common stock to be offered and sold to the PIPE Investors and to the Foresite Funds will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2021, the Company issued a press release announcing the execution of the Business Combination Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the proposed Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: HighCape Capital Acquisition Corp., 452 Fifth Avenue, 21st Floor, New York, NY 10018, Attention: Kevin Rakin, or to info@HighCapeacquisition.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company will be contained in the Registration Statement for the Business Combination, when available, and will be available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to HighCape Capital Acquisition Corp., 452 Fifth Avenue, 21st Floor, New York, NY 10018, Attention: Kevin Rakin, or to info@HighCapeacquisition.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Quantum-SI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Quantum-SI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Quantum-SI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Quantum-SI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of HighCape and Quantum-SI prior to the Business Combination, and New Quantum-SI following the Business Combination, to meet the closing conditions in the Business Combination Agreement, including due to failure to obtain approval of the stockholders of HighCape and Quantum-SI or certain regulatory approvals, or failure to satisfy other conditions to closing in the Business Combination Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against HighCape and Quantum-SI following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s Class A common stock on the Nasdaq, as applicable, following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations; (8) the inability of the combined company to raise financing in the future; (9) the success, cost and timing of Quantum-SI’s and the combined company’s product development activities; (10) the inability of Quantum-SI or the combined company to obtain and maintain regulatory approval for their products, and any related restrictions and limitations of any approved product; (11) the inability of Quantum-SI or the combined company to identify, in-license or acquire additional technology; (12) the inability of Quantum-SI or the combined company to maintain Quantum-SI’s existing license, manufacturing, supply and distribution agreements; (13) the inability of Quantum-SI or the combined company to compete with other companies currently marketing or engaged in the development of products and services that Quantum-SI is currently developing; (14) the size and growth potential of the markets for Quantum-SI’s and the combined company’s products and services, and each of their ability to serve those markets, either alone or in partnership with others; (15) the pricing of Quantum-SI’s and the combined company’s products and services once commercialized; (16) Quantum-SI’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (17) Quantum-SI’s and the combined company’s financial performance; and (18) the impact of COVID-19 on Quantum-SI’s business and/or the ability of the parties to complete the Business Combination; and (19) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of February 18, 2021, by and among HighCape Capital Acquisition Corp., Tenet Merger Sub, Inc. and Quantum-SI Incorporated.
10.1	Form of PIPE Investor Subscription Agreement for institutional investors.
10.2	Form of PIPE Investor Subscription Agreement for accredited investors.
10.3	Form of Subscription Agreement.
10.4	Sponsor Letter Agreement, dated as of February 18, 2021, by and among HighCape Capital Acquisition LLC, Deerfield Partners, L.P., HighCape Capital Acquisition Corp. and Quantum-SI Incorporated.
99.1	Press Release, dated February 18, 2021.
99.2	Investor Presentation, dated February 2021.
99.3	Transcript of Investor Presentation, dated February 18, 2021.
99.4	Email to Investors dated February 18, 2021.
99.5	Frequently Asked Questions for Employees, dated February 18, 2021

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(2). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

The exhibits to this Current Report on Form 8-K may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHCAPE CAPITAL ACQUISITION CORP.

	By:	/s/ Matt Zuga
	Name:	Matt Zuga
	Title:	Chief Financial Officer and Chief Operating Officer
Date: February 18, 2021